EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION

ANNOUNCES REBRANDING OF HOME BUSINESS DIVISION – PAPERPIE

ADDITIONALLY ANNOUNCES

THIRD QUARTER FISCAL YEAR EARNINGS CALL

TULSA, OK, December 21, 2022—Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today announces the rebranding of its Home Business Division to PAPERPIE and the date and time of their third quarter fiscal 2023 earnings call.

The Company completed rebranding its Home Business Division and announces its new name, PaperPie. Per Craig White, President and Chief Executive Officer, “Our Home Party Division generates over 85% of our Company’s sales. We have seen this Division grow from 6,000 consultants only 10 years ago to as many as 60,000 consultants at its peak during 2021. We are launching our new branding, PaperPie, which is a better reflection of our full product offering, which has grown beyond books. Replacing the name Usborne Books & More (UBAM) with PaperPie, a new name that more accurately captures all of the products that we sell through this Division including Usborne Publishing, Ltd.; Kane Miller Books; SmartLab Toys; and Learning Wrap-Ups. Our Sales and Marketing teams have put great efforts into creating a new name for this division and we are proud to launch PaperPie at the start of the 2023 calendar year.”

Per Heather Cobb, Chief Sales and Marketing Officer, “We started the Home Party Division rebranding process in May of this year with the goal to complete the Division’s rebrand by December 2022. We have engaged our field leadership, staff members and outside partners who contributed countless amounts of time, effort and love into creating our new name and brand. PaperPie is literally ‘filled’ with the culture and values of our Home Business Division, specifically focused on children’s literacy and learning. Our new brand, PaperPie, better defines who we are and what we represent to our customers and their families. We are so proud to announce this new name and begin our PaperPie journey in January 2023.”

EDC is scheduled to visit the NASDAQ MarketSite in Times Square on December 28, 2022, to kick off the rebranding launch of PaperPie. Craig White is set to ring the NASDAQ Closing Bell along with Heather Cobb and Dan O’Keefe, the Company’s Chief Financial Officer. The new PaperPie name and logo will be presented to participants at this event and broadcast nationwide on various television and social media channels.

EDC will host its Third Quarter Fiscal 2023 Earnings Call, including a live Q&A webcast, on Thursday, January 5, 2023 at 3:30 PM CT (4:30 PM ET). Craig White, Chief Executive Officer and President, Heather Cobb, Chief Sales and Marketing Officer, Dan O’Keefe, Chief Financial Officer and Secretary, and Randall White, Executive Chairman, will present the Company’s third quarter results and be available for questions following the presentation. Phone lines for participants will be available at (888) 396-8049. The conference ID is 88833788. Audio replays will be available following the event www.edcpub.com/investors.

About Educational Development Corporation (EDC)

EDC began as a publishing company specializing in books for children. EDC is the owner and exclusive publisher of Kane Miller Books (“Kane Miller”); Learning Wrap-Ups, maker of educational manipulatives; and SmartLab Toys, maker of STEAM-based toys and games. EDC is also the exclusive United States MLM distributor of Usborne Publishing Limited (“Usborne”) children’s books. EDC-owned products are sold via 4,000 retail outlets and EDC and Usborne products are offered by independent brand partners who hold book showings through social media, book fairs with schools and public libraries, in individual homes, as well as other in-person events and internet sales.

Contact:

Educational Development Corporation

Craig White, (918) 622-4522

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Jean Marie Young, (214) 872-2710

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release may include “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, the COVID-19 pandemic, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 28, 2022, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 28, 2022 and speak only as of the date of this Press Release. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.